EXECUTION COPY

CHS, INC.

NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

$15,000,000 4.08% Series F Senior Notes due April 13, 2010

$15,000,000 4.39% Series G Senior Notes due April 13, 2011

and

$70,000,000

Private Shelf Facility

Dated as of April 13, 2004

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(continued)

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(continued)

-iii-

(continued)

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Exhibits and Schedules

Purchaser Schedule

Information Schedule

Exhibit A-1	—	Form of Series F Note
Exhibit A-2	—	Form of Series G Note
Exhibit A-3	—	Form of Shelf Note
Exhibit B	—	Form of Disbursement Direction Letter
Exhibit C	—	Form of Request for Purchase
Exhibit D	—	Form of Confirmation of Acceptance
Exhibit E-1	—	Form of Opinion of Company Counsel (Series F and G Notes)
Exhibit E-2	—	Form of Opinion of Company Counsel (Shelf Notes)
Schedule 6D	—	List of Existing Liens
Schedule 8G	—	Agreements Restricting Debt

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CHS, INC.

5500 Cenex Drive
Inver Grove Heights, MN 55077

As of April 13, 2004

Prudential Investment Management, Inc. (“Prudential”)

Each of the Purchasers named in
     the Purchaser Schedule attached
     hereto as purchasers of Series F Notes
     or Series G Notes (the “Initial Purchasers”)

Each Prudential Affiliate (as hereinafter defined)
     which becomes bound by certain provisions
     of this Agreement as hereinafter provided

c/o Prudential Capital Group
Two Prudential Plaza
Suite 5600
Chicago, Illinois 60601

Ladies and Gentlemen:

     The undersigned, CHS Inc., a nonstock agricultural cooperative corporation organized under the laws of Minnesota formerly known as Cenex Harvest States Cooperatives (herein called the “Company”), hereby agrees with you as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

     1. AUTHORIZATION OF ISSUE OF NOTES.

     1A(1). Authorization of Issue of Series F Notes. The Company will authorize the issue of its senior promissory notes (the “Series F Notes”) in the aggregate principal amount of $15,000,000, to be dated the date of issue thereof, to mature April 13, 2010, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 4.08% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto. The terms “Series F Note” and “Series F Notes” as used herein shall include each Series F Note delivered pursuant to any provision of this Agreement and each Series F Note delivered in substitution or exchange for any such Series F Note pursuant to any such provision.

     1A(2). Authorization of Issue of Series G Notes. The Company will authorize the issue of its senior promissory notes (the “Series G Notes”) in the aggregate principal amount of $15,000,000, to be dated the date of issue thereof, to mature April 13, 2011, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 4.39% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-2 attached hereto. The terms “Series G Note” and “Series G Notes” as used herein shall include each Series G Note delivered pursuant to any provision of this Agreement and each Series G Note delivered in substitution or exchange for any such Series G Note pursuant to any such provision.

     1B. Authorization of Issue of Shelf Notes. The Company will authorize the issue of its additional senior promissory notes (the “Shelf Notes”) in the aggregate principal amount of $70,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 15 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 15 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-3 attached hereto. The terms “Shelf Note” and “Shelf Notes” as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms “Note” and “Notes” as used herein shall include each Series F Note, each Series G Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.

     2. PURCHASE AND SALE OF NOTES.

     2A. Purchase and Sale of Series F Notes and Series G Notes. The Company hereby agrees to sell to each Initial Purchaser and, subject to the terms and conditions herein set forth, each Initial Purchaser agrees to purchase from the Company the aggregate principal amount of Series F Notes and/or Series G Notes set forth opposite such Initial Purchaser’s name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. On April 13, 2004 (herein called the “Series F/G Closing Day”), the Company will deliver to each Initial Purchaser at the offices of Schiff Hardin LLP, at 6600 Sears Tower, Chicago, Illinois, one or more Series F Notes and/or Series G Notes registered in such Initial Purchaser’s name (or, if specified in the Purchaser Schedule, in the name of the nominee(s) for such Initial Purchaser specified in the Purchaser Schedule), evidencing the aggregate principal amount of Series F Notes and/or Series G Notes to be purchased by such Initial Purchaser and in the denomination or denominations specified with respect to such Initial Purchaser in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the account or accounts as shall be specified in a letter on the Company’s letterhead, in substantially the form of Exhibit B attached hereto, from the Company to the Initial Purchasers delivered prior to the Series F/G Closing Day.

     2B. Purchase and Sale of Shelf Notes.

     2B(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”. At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

     2B(2). Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if the date of such anniversary is not a Business Day, the Business Day next preceding such anniversary), (ii) the 30th day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such 30th day is not a Business Day, the Business Day next preceding such 30th day), (iii) the last Closing Day after which there is no Available Facility Amount, (iv) the termination of the Facility under paragraph 7A of this Agreement, and (v) the acceleration of any Note under paragraph 7A of this Agreement. The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

     2B(3). Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities (which shall be no more than 15 years from the date of issuance), average life (which shall be no more than 15 years from the date of issuance), principal prepayment dates (if any) and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit C attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

     2B(4). Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which a Prudential Affiliate or Affiliates would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

     2B(5). Acceptance. Within the Acceptance Window with respect to any interest rate quotes provided pursuant to paragraph 2B(4), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate or Affiliates, and Prudential agrees to cause the purchase by a Prudential Affiliate or Affiliates of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit D attached hereto (herein called a “Confirmation of Acceptance”). If the Company should fail to execute and return to Prudential within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential or any Prudential Affiliate may at its election at any time prior to Prudential’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

     2B(6). Market Disruption. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or other financial instruments shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

     2B(7). Facility Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, 180 North Stetson Street, Suite 5600, Chicago, Illinois 60601, Attention: Law Department, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

     2B(8). Fees.

     2B(8)(i). [Intentionally Omitted].

     2B(8)(ii). Issuance Fee. The Company will pay to each Purchaser in immediately available funds a fee (herein called the “Issuance Fee”) on each Closing Day in an amount equal to 0.10% of the aggregate principal amount of Notes sold to such Purchaser on such Closing Day.

     2B(8)(iii). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to the Purchaser which shall have agreed to purchase such Accepted Note (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:

(BEY – MMY) X DTS/360 X PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days for such Accepted Note (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day for such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent Delayed Delivery Fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

     2B(8)(iv). Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay to the Purchaser which shall have agreed to purchase such Accepted Note in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

PI X PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in paragraph 2B(8)(iii). The foregoing bid and ask prices shall be as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data). Each price shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

     3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

     3A. Certain Documents. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:

     (i) This Agreement;

     (ii) The Note(s) to be purchased by such Purchaser;

     (iii) A favorable opinion of David A. Kastelic, General Counsel of the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit E-1 (in the case of the Series F Notes and Series G Notes) or E-2 (in the case of any Shelf Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

     (iv) a Secretary’s Certificate signed by the Secretary or an Assistant Secretary and one other officer of the Company certifying, among other things, (A) as to the names, titles and true signatures of the officers of the Company authorized to sign this Agreement, the Notes and the other documents to be delivered in connection with this Agreement, (B) that attached as Exhibit A thereto is a true, accurate and complete copy of the Articles of Incorporation of the Company, certified by the Secretary of State of Minnesota as of a date not more than ten Business Days from the Closing Day, (C) that attached as Exhibit B thereto is a true, accurate and complete copy of the Company’s Bylaws which were duly adopted and are presently in effect and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (D) below, (D) that attached as Exhibit C thereto is a true, accurate and complete copy of the resolutions of the Company’s Board of Directors (authorizing the issuance and sale of the Notes and the execution, delivery and performance of this Agreement) duly adopted by written action or at a meeting of the Company’s Board of Directors, and such resolutions have not been rescinded, amended or modified and (E) that attached as Exhibit D thereto is a good standing certificate for the Company from the Secretary of State of Minnesota;

     (v) an Officer’s Certificate certifying that (A) the representations and warranties contained in paragraph 8 shall be true on and as of the Closing Day, except to the extent of changes caused by the transactions herein contemplated; and (B) on the date of closing no Event of Default or Default exists;

     (vi) certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Subsidiary (under its present name and previous names used in the last seven years) as debtor and which are filed in the office of the Secretary of State of Minnesota together with copies of such financing statements; and

     (vii) additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

     3B. Opinion of Purchaser’s Special Counsel. Such Purchaser shall have received from Wiley S. Adams, Vice President and Corporate Counsel of Prudential or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer’s Certificate, dated such Closing Day, to both such effects.

     3D. Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation U, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

     3E. Payment of Fees and Expenses. The Company shall have paid to such Purchaser any fees due it pursuant to or in connection with this Agreement, including any Issuance Fee due pursuant to paragraph 2B(8)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii) and the reasonable fees, charges and disbursements of any special counsel to the Purchasers.

     4. PREPAYMENTS. The Series F Notes and the Series G Notes shall not be subject to scheduled required prepayments. Any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4B. The Series F Notes, the Series G Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4B.

     4A. [Intentionally Omitted]..

     4B. Required Prepayments of Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

     4C. Optional Prepayment with Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $1,000,000 and in a minimum amount of $5,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4D. Notice of Optional Prepayment. The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4C irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

     4E. Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A, 4B or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

     4F. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C or upon exercise of the put option pursuant to paragraph 5E, or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the holders of more than 5% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 15 Business Days from its receipt of such notice to accept such offer. Any notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

     5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

     5A. Financial Statements; Notice of Defaults. The Company covenants that it will deliver to each Significant Holder in duplicate:

     (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year consolidated statements of income, members’ equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period, if any, including such financial statements filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

     (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of members’ equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be unqualified and without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year including such financial statements filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

     (iii) promptly upon transmission thereof, copies of all such financial statements and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

     (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; and

     (v) with reasonable promptness, such other information as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer’s Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6B, 6C, 6D and 6F and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default arising under paragraph 6B or 6C or under paragraph 6E(ii) or 6F(iv) insofar as such Default or Event of Default relates to 6E(ii)(c)(y) or 6F(iv)(b)(y) and existing as of the last day of the Company’s fiscal year, or, if they have obtained knowledge of any Event of Default or Default arising under any such paragraph, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer’s Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

     5C. Inspection of Property. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder’s expense (if no Default or Event of Default then exists) or at the expense of the Company (if a Default or an Event of Default then exists), to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants; provided, however, that the Company shall have the option to have a representative present at any meeting between its independent public accountants and such Significant Holder, all at such reasonable times and as often as such Significant Holder may reasonably request.

     5D. Covenant to Secure Notes Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6D (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

     5E. Offer to Prepay Notes in the Event of a Change in Control.

     5E(1) Notice of Impending Change in Control. The Company will not take any action that consummates or finalizes a Change in Control unless at least 30 days prior to such action it shall have given to each holder of the Notes written notice of such impending Change in Control.

     5E(2) Notice of Occurrence of Change in Control. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of the Notes. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in paragraph 5E(4) and shall be accompanied by the certificate described in paragraph 5E(7).

     5E(3) Notice of Acceptance of Offer Under Paragraph 5E(2). If the Company shall at any time receive an acceptance to an offer to prepay Notes under paragraph 5E(2) from some, but not all of, the holders of the Notes, then the Company will, within two Business Days after the receipt of such acceptance, give written notice of such acceptance to each other holder of the Notes.

     5E(4) Offer to Prepay Notes. The offer to prepay Notes contemplated by paragraph 5E(2) shall be an offer to prepay, in accordance with and subject to this paragraph 5E, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). Such Proposed Prepayment Date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer). Notwithstanding the foregoing, if the Company shall be required to give a notice of acceptance under paragraph 5E(3) hereof with respect to any offer to prepay Notes under paragraph 5E(2), then the Proposed Prepayment Date for such offer shall be the later of (i) the date specified in the immediately preceding sentences, or (ii) the 10th Business Day after the date the first such notice of acceptance with respect to such offer was given by the Company under paragraph 5E(3).

     5E(5) Rejection; Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this paragraph 5E by causing a notice of such acceptance to be delivered to the Company prior to the Proposed Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this paragraph 5E shall be deemed to constitute a rejection of such offer by such holder.

     5E(6) Prepayment. Prepayment of the Notes to be prepaid pursuant to this paragraph 5E shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.

     5E(7) Officer’s Certificate. Each offer to prepay the Notes pursuant to this paragraph 5E shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (i) the Proposed Prepayment Date, (ii) that such offer is made pursuant to this paragraph 5E, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date, (v) that the conditions of this paragraph 5E have been fulfilled, and (vi) in reasonable detail, the nature and date of the Change in Control.

     5F. Compliance with Law. The Company covenants that it will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (unless such failure to comply is subject to a good faith contest), including, without limitation, environmental laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

     5G. Insurance. The Company covenants that it will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; provided, however, the Company may, to the extent permitted by law, provide for appropriate self-insurance with respect to workers’ compensation.

     5H. Maintenance of Properties. The Company covenants that it will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective Properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted in all material respects at all times, provided that this paragraph shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and such discontinuance would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     5I. Payment of Taxes. The Company covenants that it will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by any of them, and to pay and discharge all amounts payable for work, labor and materials, in each case to the extent such taxes, assessments, charges, levies and amounts payable have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or amount payable if (i) the amount, applicability or validity thereof is being actively contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and amounts payable in the aggregate would not reasonably be expected to have a materially adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     5J. Corporate Existence, etc. Subject to paragraph 6E, the Company will at all times preserve and keep in full force and effect its corporate existence and will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries except to the extent the failure to do so could not reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The Company will at all times preserve and keep in full force and effect all certificates of convenience and necessity, rights and franchises, licenses, permits, operating rights and other authorization from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or governmental bodies having jurisdiction over the Company and its Subsidiaries or any of their respective Properties as are necessary for the ownership, operation and maintenance of its respective businesses and Properties, unless the termination of or failure to preserve and keep in full force and effect such corporate existence, right, certificate or franchise, license, permit, operating right or other authorization would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     5K. Lines of Business. The Company shall not engage in any material respects in any business activity or operations other than operations or activities (i) in or reasonably related to the agriculture industry, (ii) in the food industry, or (iii) which are not substantially different from or related to its present business activities or operations.

     5L. Agreement Assuming Liability on Notes. The Company covenants that, if at any time any Person should become liable (as co-obligor, endorser, guaranty or surety) on any other material obligation of the Company, the Company will, at the same time, cause such Person to deliver to the holder of the Notes an agreement pursuant to which such Person becomes similarly liable on the Notes; provided this paragraph 5L shall not apply to any Person becoming liable solely as an endorser of a check, or as a signatory to a letter of credit for trade liabilities of the Company incurred, in the ordinary course of business.

     6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

     6A. [Intentionally Left Blank].

     6B. Financial Covenants.

     6B(1). Working Capital. The Company covenants that it will not permit Working Capital at any time to be less than the minimum level of Working Capital (or comparable term) that the Company is then required to maintain under the Company’s Primary Bank Facility without causing a default or event of default thereunder. As used herein, the term “Working Capital” means Consolidated Current Assets minus Consolidated Current Liabilities.

     6B(2). Funded Debt to Consolidated Cash Flow. The Company shall not permit the ratio of (i) consolidated Funded Debt of the Company and its Subsidiaries at such time to (ii) Consolidated Cash Flow determined as of the end of the four fiscal quarter period then most recently ended, to exceed 3.00 to 1.00 at any time.

     6B(3). Adjusted Consolidated Funded Debt to Consolidated Members’ and Patrons’ Equity. The Company shall not permit the ratio of Adjusted Consolidated Funded Debt to Consolidated Members’ and Patrons’ Equity to exceed ..80 to 1.00 at any time.

     6C. Priority Debt. The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, issue, incur or assume any Priority Debt if after giving effect thereto the aggregate outstanding principal amount of all Priority Debt would exceed 20% of Consolidated Net Worth at the time of such creation, issuance, incurrence or assumption.

     6D. Liens. The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to be created, incurred or assumed or to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any Property of the Company or any of its Subsidiaries, whether now owned or held or hereinafter acquired (unless (1) provision is made for the equal and ratable securing of the Notes in accordance with paragraph 5D, and (2) the obligees of the obligations secured by such Liens shall have entered into an intercreditor agreement with the holders of the Notes in form and substance satisfactory to the holders of the Notes), except:

     (i) Liens for taxes, assessments or other governmental charges or levies securing obligations not overdue, or if overdue, being actively contested in good faith by appropriate proceedings that will prevent the forfeiture or sale of any Property, provided that adequate reserves are established in accordance with generally accepted accounting principles on the books of the Company or a Subsidiary of the Company;

     (ii) attachment, judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Lien(s) is effectively stayed and the claims secured thereby are being actively contested in good faith in such manner that the Property subject to such Lien(s) is not subject to forfeiture or sale, and further provided that adequate reserves are established in accordance with generally accepted accounting principles on the books of the Company or a Subsidiary of the Company;

     (iii) Liens incidental to the normal conduct of the business of the Company or a Subsidiary of the Company or to the ownership by the Company or a Subsidiary of the Company of its Property which were not incurred in connection with the borrowing of money or the obtaining of credit or advances and which do not in the aggregate materially detract from the value of the Property of the Company or any Subsidiary of the Company for the purpose of such business or materially impair the use thereof in the operation of the business of the Company or any Subsidiary of the Company;

     (iv) Liens existing as of the date of this Agreement and set forth on Schedule 6D hereto;

     (v) any Lien renewing, extending or refunding any Lien permitted by clause (iv) of this paragraph 6D, provided that (a) the principal amount of the Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (b) such Lien is not extended to any other Property, and (c) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

     (vi) Liens on Property of the Company or any of its Subsidiaries securing Debt owing to the Company or to any of its Wholly-Owned Subsidiaries;

     (vii) any Lien created to secure all or any part of the purchase price or cost of construction, or to secure Debt incurred or assumed to pay all or a part of the purchase price or cost of construction, of any Property acquired or constructed by the Company or a Subsidiary of the Company after the date of closing, provided that (a) any such Lien shall extend solely to the item or items of such Property so acquired or constructed or rights relating solely to such item or items or Property, (b) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to 100% of the fair market value of the Property acquired or constructed at the time of such acquisition or construction, and (c) such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or completion of construction of such Property;

     (viii) any Lien existing on Property acquired by the Company or any Subsidiary of the Company at the time such Property is so acquired (whether or not the Debt secured thereby is assumed by the Company or such Subsidiary) or any Lien existing on Property of a Person immediately prior to the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, provided that (a) no such Lien shall have been created or assumed in contemplation of such acquisition of Property or such consolidation or merger, (b) such Lien shall extend only to the Property acquired or the Property of such Person merged into or consolidated with the Company or Subsidiary which was subject to such Lien as of the time of such consolidation or merger, and (c) the principal amount of the

Debt secured by any such Lien shall at no time exceed an amount equal to 100% of the fair market value of the Property subject thereto at the time of the acquisition thereof or at the time of such merger or consolidation;

     (ix) Liens to CoBank, St. Paul Bank and other cooperatives with respect to equity held by Company in such banks or other cooperatives securing Debt with the aggregate amount of such equity securing Debt not to exceed $50,000,000 at any one time; and

     (x) other Liens not otherwise permitted under clause (i) through (ix) of this paragraph 6D securing Debt, provided that the creation, issuance, incurrence or assumption of such Debt is permitted under paragraphs 6B and 6C hereof.

     For the avoidance of doubt, the Company acknowledges that it will not, and will not permit any Subsidiary to, secure or grant any Liens in respect of the Primary Bank Facility, unless an equal and ratable Lien is granted in respect of the Notes.

     6E. Merger and Consolidation. The Company covenants that it will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person, except that

     (i) any Subsidiary of the Company may merge into the Company or any Wholly-Owned Subsidiary, provided that the Company or such Wholly-Owned Subsidiary is the surviving corporation, and

     (ii) the Company may merge or consolidate with any other Person provided that (a) the successor formed by such consolidation or the survivor of such merger (the “Surviving Corporation”) is a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (b) if the Company is not the Surviving Corporation, the Surviving Corporation shall have executed and delivered to each holder of the Notes its written assumption of the due and punctual performance and payment of each covenant and condition in this Agreement and the Notes, which assumption shall be in form and substance approved in writing by the Required Holders, and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (c) immediately after giving effect to such merger or consolidation, (x) no Default or Event of Default shall exist and (y) the Surviving Corporation is able to incur at least $1.00 of additional Funded Debt under the provisions of paragraph 6B(2) and (3) and at least $1.00 of additional Priority Debt under the provisions of paragraph 6C hereof.

     6F. Sale of Assets. The Company covenants that it will not, and will not permit any of its Subsidiaries to, sell, transfer, convey, lease or otherwise dispose of (a “Transfer”) any Property (including capital stock of or other ownership interests in any Subsidiary of the Company), except that:

     (i) the Company or any Subsidiary of the Company may Transfer any of its inventory, fixtures or equipment in the ordinary course of business;

     (ii) any Subsidiary may Transfer any of its Property to the Company or a Wholly-Owned Subsidiary; and

     (iii) the Company or any Subsidiary of the Company may lease its assets to any joint venture entity, of which the Company or any Subsidiary of the Company holds an ownership interest and shares in the earnings; provided that the terms of any such lease and the division of the joint venture’s earnings, when viewed as a whole, can be reasonably expected to generate the same or greater book earnings and cash flow for the Company or Subsidiary of the Company as would be generated absent such lease;

     (iv) the Company or any Subsidiary of the Company may Transfer any of its Properties at the fair market value thereof provided that (a) either (1) the aggregate amount of the Disposition Value of all Property Transferred pursuant to this clause (iv) on or after the date of closing does not exceed an amount equal to 25% of Consolidated Total Assets as of the end of the fiscal year of the Company most recently ended prior to the date of such Transfer, or (2) concurrently with the making of such Transfer the Net Proceeds Amount for such Transfer is (A) applied to the acquisition by the Company or the Subsidiary making such Transfer of other Property of a nature similar to, and of at least an equivalent value of, the Property Transferred, or is committed to be applied to such acquisition within one year of the date of such Transfer, or (B) applied to the payment of the outstanding principal of all of the Funded Debt of the Company (excluding any Funded Debt owed to any Subsidiary or Affiliate of the Company and excluding any Funded Debt in respect of any revolving credit or similar credit facility providing the Company with the right to obtain loans or other extensions of credit from time to time, except to the extent that, in connection with such payment of such Funded Debt, the availability of loans or other extensions of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Funded Debt) pro rata in proportion to the respective outstanding principal amounts thereof, and (b) immediately after giving effect to such Transfer (x) no Default or Event of Default shall exist and (y) the Company is able to incur at least $1.00 of additional Funded Debt under the provisions of paragraph 6B(2) and (3) hereof and at least $1.00 of additional Priority Debt under the provisions of paragraph 6C hereof.

     6G. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary of the Company to, enter into directly or indirectly any transaction (including, without limitation, the purchase, lease, sale or exchange of Properties of any kind or the rendering of any service) with any Affiliate, except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

     6H. Subsidiary Dividend Restrictions. The Company covenants that it will not, and will not permit any Subsidiary of the Company to, enter into, or be otherwise subject to, any contract or agreement (including its certificate of incorporation) which limits the amount of, or otherwise imposes restrictions on the payment of, dividends by any Subsidiary of the Company.

     6I. Subsidiary Preferred Stock. The Company covenants that it will not, and will not permit any Subsidiary of the Company to, issue or permit to be outstanding any class of capital stock which has priority over any other class of capital stock of such Subsidiary as to dividends or in liquidation.

     6J. Issuance of Stock by Subsidiaries. The Company covenants that it will not permit any Subsidiary of the Company to issue, sell or otherwise dispose of any shares of any class of its stock (either directly or indirectly by the issuance of rights or options for, or securities convertible into, such shares) except to the Company or another Subsidiary of the Company.

     7. EVENTS OF DEFAULT.

     7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

     (i) the Company defaults in the payment of any principal of, or Yield- Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

     (ii) the Company defaults in the payment of any interest on any Note for more than 5 Business Days after the date due; or

     (iii) the Company or any Subsidiary of the Company defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary of the Company fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or a holder or holders of such obligation (or a trustee on behalf of such holder or holders) causes, such obligation to become due (or to be repurchased by the Company or any Subsidiary of the Company) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing acceleration (or resale to the Company or any Subsidiary of the Company) shall occur and be continuing exceeds $5,000,000; or

     (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made or deemed to have been made; or

     (v) the Company fails to perform or observe any agreement contained in paragraph 5E or paragraph 6; or

     (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

     (vii) the Company or any Subsidiary of the Company makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

     (viii) any decree or order for relief in respect of the Company or any Subsidiary of the Company is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or

     (ix) the Company or any Subsidiary of the Company petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary of the Company, or of any substantial part of the assets of the Company or any Subsidiary of the Company, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary of the Company under the Bankruptcy Law of any other jurisdiction; or

     (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary of the Company and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

     (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days: or

     (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary of the Company decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary of the Company whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary of the Company, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

     (xiii) a final judgment in an amount in excess of $5,000,000 is rendered against the Company or any Subsidiary of the Company and, within 45 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 45 days after the expiration of any such stay, such judgment is not discharged; or

     (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $10,000,000 unless paid within 60 days;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note (other than the Company or any of its Affiliates or Subsidiaries) may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of Yield-Maintenance Amount by the Company in the event the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

     7B. Rescission of Acceleration. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

     7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows (all references to “Subsidiary” and “Subsidiaries” in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

     8A(1). Organization. The Company is a nonstock agricultural cooperative corporation duly organized and existing in good standing under the laws of the State of Minnesota and each Subsidiary of the Company is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. The Company and each of its Subsidiaries have duly qualified or been duly licensed, and are authorized to do business and are in good standing, in each jurisdiction in which the ownership of their respective properties or the nature of their respective businesses makes such qualification or licensing necessary and in which the failure to be so qualified or licensed would be reasonably likely to have a material adverse effect on the business condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

     8A(2). Power and Authority. The Company and each Subsidiary of the Company has all requisite corporate power to own and operate its respective properties and to conduct its business as currently conducted and as currently proposed to be conducted. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and the Notes. The execution, delivery and performance of this Agreement and the Notes has been duly authorized by all requisite corporate action, and this Agreement and the Notes have been duly executed and delivered by authorized officers of the Company and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     8B. Financial Statements. The Company has furnished each Purchaser of any Note with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at August 31 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income and cash flows and a consolidated statement of members’ equity of the Company and its Subsidiaries for each such year, all reported on by either Deloitte & Touche, L.L.P. or Pricewaterhouse Coopers, LLP or other nationally recognized independent public accounting firm and (ii) consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income and cash flows and a consolidated statement of members’ equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise), operations of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

     8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, could reasonably be expected to result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6B. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

     8E. Title to Properties. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), except for defects in title not reasonably expected to result in a material adverse effect, subject to no Lien of any kind except Liens permitted by paragraph 6D. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     8F. Taxes. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being actively contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles or with respect to which the failure to so pay could not be reasonably expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to satisfy its obligations under this Agreement. The Company is a cooperative association taxed under the provisions of “subchapter T” of the Code and the Company does not presently intend to alter its status as a subchapter T cooperative association for federal income tax purposes.

     8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company and accepted in writing by Prudential).

     8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     8I. Use of Proceeds. The proceeds of the Series F Notes and the Series G Notes will be used to fund capital expenditures and general corporate purposes. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and the aggregate market value of all “margin stock” owned by the Company and its Subsidiaries does not exceed 25% of the aggregate value of the assets thereof, as determined by any reasonable method. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan) which could be reasonably expected to have a material adverse effect on the business condition (financial or otherwise) or operations of the Company and its Subsidiaries) taken as a whole or the ability of the Company to satisfy its obligations under this Agreement. No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

     8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L. Environmental Compliance. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations including, without limitation, those relating to protection of the environment except, in any such case, where failure to comply, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8M. Regulatory Status. Neither the Company nor any Subsidiary is (i) an “Investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended.

     8N. Permits and Other Operating Rights. The Company and each Subsidiary of the Company has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company or any Subsidiary of the Company or any of its Properties, as are necessary for the ownership, operation and maintenance of its businesses and Properties, as presently conducted and as proposed to be conducted while the Notes are outstanding, subject to exceptions and deficiencies which, individually or in the aggregate, would not reasonably be expected to materially adversely affect the business and operations of the Company, any Subsidiary of the Company or any material part thereof, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company, any Subsidiary of the Company or any of its Properties are free from restrictions or conditions which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business or operations of the Company and its Subsidiaries and neither the Company nor any Subsidiary of the Company is in violation of any restriction or condition thereof in any material respect.

     8O. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

     8P. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer. Each Purchaser represents as follows:

     9. REPRESENTATIONS OF THE PURCHASERS.

     Each Purchaser represents as follows:

     9A. Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control. Such Purchaser will not sell or otherwise transfer the Notes to be purchased by it hereunder in violation of the Securities Act.

     9B. Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

     (i) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

     (ii) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

     (iii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (iv) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or

     (v) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

     (vi) the Source is a governmental plan; or

     (vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

     (viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

     10A. Yield-Maintenance Terms.

        “Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C, is put to the Company pursuant to paragraph 5E or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

        “Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

        “Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on the Bloomberg Financial Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Services Screen or, if Bloomberg Financial Services shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield will be rounded to that number of decimal places as appears in the coupon for the Notes.

        “Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

        “Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

        “Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4C, is put to the Company pursuant to paragraph 5E or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

        “Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B. Other Terms.

        “Acceptance” shall have the meaning specified in paragraph 2B(5).

        “Acceptance Day” shall have the meaning specified in paragraph 2B(5).

        “Acceptance Window” shall mean, with respect to any interest rate quotes provided by Prudential pursuant to paragraph 2B(4), the time period after the time Prudential shall have provided such interest rate quotes to the Company designated by Prudential as the time period during which the Company may elect to accept such interest rate quotes. If no such time period is designated by Prudential with respect to any such interest rate quotes, then the Acceptance Window for such interest rate quotes will be 10 minutes after the time Prudential shall have provided such interest rate quotes to the Company.

        “Accepted Note” shall have the meaning specified in paragraph 2B(5).

        “Adjusted Consolidated Funded Debt” shall mean all indebtedness for borrowed money of the Company and its Subsidiaries, in each case maturing by its terms more than one year after, or which is renewable or extendible for a period ending one year or more after the date of determination, and shall include Debt of such maturity created or assumed by the Company or any Subsidiary of the Company either directly or indirectly, including obligations of such maturity secured by liens upon property of the Company or its Subsidiaries and upon which such entity customarily pays the interest, and all rental payments under capital leases of such maturity, and the net present value of operating leases as discounted by a rate of 10% per annum.

        “Affiliate” shall mean (i) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person, except a Subsidiary of the Company shall not be an Affiliate of the Company, and (ii) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential Financial, Inc. or any Affiliate of Prudential Financial, Inc. acts as investment advisor or portfolio manager. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

        “Authorized Officer” shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its “Authorized Officer” in the Information Schedule or any officer of Prudential designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers or a lawyer in its law department. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

        “Available Facility Amount” shall have the meaning specified in paragraph 2B(1).

        “Bankruptcy Law” shall have the meaning specified in clause (viii) of paragraph A.

        “Business Day” shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only, a day on which Prudential is not open for business.

        “Cancellation Date” shall have the meaning specified in paragraph 2B(8)(iv).

        “Cancellation Fee” shall have the meaning specified in paragraph 2B(8)(iv).

        “Capitalized Lease Obligation” shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

        “Change of Control” shall mean any Person or Persons acting in concert, together with the Affiliates thereof, directly or indirectly controlling or owning (beneficially or otherwise) in the aggregate more than 50% of the aggregate voting power of the issued and outstanding Voting Interests of the Company.

        “Closing Day” shall mean, with respect to the Series F Notes and the Series G Notes, the Series F/G Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

        “Code” shall mean the Internal Revenue Code of 1986, as amended.

        “Confirmation of Acceptance” shall have the meaning specified in paragraph 2B(5).

        “Consolidated Cash Flow” for any period shall mean the sum of (i) earnings before income taxes of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles, plus (ii) the amounts that have been deducted in the determination of such earnings before income taxes for such period for (a) interest expense, (b) depreciation, (c) amortization, and (d) extraordinary non-cash or one-time non-cash losses, minus (iii) the amounts that have been included in the determination of such earnings before income taxes for such period for (a) one-time gains, (b) extraordinary income, (c) non-cash patronage income, and (d) non-cash equity earnings in joint ventures.

        “Consolidated Current Assets” means total current assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

        “Consolidated Current Liabilities” means total current liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

        “Consolidated Members’ and Patrons’ Equity” shall mean the amount of equity accounts plus (or minus in the case of a deficit) the amount of surplus and retained earnings accounts of the Company and its Subsidiaries and the minority interest in Subsidiaries, provided that the total amount of intangible assets of the Company and its Subsidiaries (including, without limitation, unamortized debt discount and expense, deferred charges and goodwill) included therein shall not exceed $30,000,000 (and to the extent such intangible assets exceed $30,000,000, they will not be included in the calculation of Consolidated Members’ and Patrons’ Equity); all as determined in accordance with generally accepting accounting principles consistently applied, but excluding therefrom any minority interests in any Subsidiaries without duplication of deduction if already deducted in determining retained earnings and surplus.

        “Consolidated Net Worth” shall mean, as of any date, members’ equity of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

        “Consolidated Total Assets” shall mean, as of any date, the total assets of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

        “Debt” shall mean, with respect to any Person (i) all obligations of such Person for borrowed money (including all obligations for borrowed money secured by any Lien with respect to any Property owned by such Person whether or not such Person has assumed or otherwise become liable for such obligations), (ii) all obligations of such Person for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to such property), (iii) all Capital Lease Obligations of such Person and (iv) all Guarantees of such Person with respect to liabilities of the type described in clause (i), (ii) or (iii) of any other Person, provided that (a) Debt of a Subsidiary of the Company shall exclude such obligations and Guarantees of such Subsidiary if owed or guaranteed by a Subsidiary to the Company or a Wholly-Owned Subsidiary of the Company, (b) Debt of the Company shall exclude such obligations and Guarantees if owed or guaranteed by the Company to a Wholly-Owned Subsidiary of the Company and (c) Debt of the Company shall exclude any unfunded obligations which may exist now and in the future in the Company’s pension plans.

        “Delayed Delivery Fee” shall have the meaning specified in paragraph 2B(8)(iii).

        “Disposition Value” shall mean, with respect to the Transfer of any Property:

      (i) in the case of Property that does not constitute capital stock of or other ownership interests in any Subsidiary of the Company, the book value thereof, valued at the time of such Transfer in good faith by the board of directors of the Company, and

      (ii) in the case of Property that constitutes capital stock of or other ownership interests in any Subsidiary of the Company, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such capital stock or other ownership interests as is equal to the percentage that the book value that such capital stock or other ownership interests represents of the book value of all of the outstanding capital stock of or other ownership interests in such Subsidiary (assuming, in making such calculations, that all securities convertible into such capital stock or other ownership interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion), determined at the time of such Transfer in good faith by the board of directors of the Company.

        “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

        “ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

        “Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and “Default” shall mean any of such events, whether or not any such requirement has been satisfied.

        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

        “Facility” shall have the meaning specified in paragraph 2B(1).

        “Funded Debt” shall mean, with respect to any Person, all Debt which would, in accordance with generally accepted accounting principles, be required to be classified as a long term liability on the books of such Person, and shall include, without limitation (i) any Debt which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from the date of creation thereof, (ii) any Debt outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) which would, in accordance with generally accepted accounting principles, be required to be classified as a long term liability of such Person, (iii) any Capital Lease Obligation of such Person, and (iv) any Guarantee of such Person with respect to Funded Debt of another Person. Notwithstanding anything to the contrary contained herein, any Debt outstanding under a revolving credit or similar agreement providing for borrowings where no amount of such Debt is outstanding for a period of 30 consecutive days during each 12 month period (and which has not been refinanced with other Debt which does not constitute Funded Debt) will not be deemed to constitute Funded Debt.

        “Guarantee” shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

        “Hedge Treasury Note(s)” shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

        “Hostile Tender Offer” shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

        “including” shall mean, unless the context clearly requires otherwise, “including without limitation”.

        “Initial Purchasers” shall have the meaning given in the address block of this Agreement.

        “Issuance Fee” shall have the meaning given in paragraph 2B(8)(i) hereof.

        “Issuance Period” shall have the meaning specified in paragraph 2B(2).

        “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction other than solely for notification purposes as opposed to security purposes), any interest or title of a lessor under a lease the obligations under which constitute Capitalized Lease Obligations, or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

        “Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA.

        “Net Proceeds Amount” shall mean, with respect to any Transfer of any Property by any Person, an amount equal to the difference of (i) the aggregate amount of the consideration (valued at the fair market value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus (ii) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

        “Notes” shall have the meaning specified in paragraph 1B.

        “Officer’s Certificate” shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

        “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

        “Plan” shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

        “Primary Bank Facility” shall mean an agreement, guaranty or other instrument (or agreements, guaranties or other instruments to the extent such agreements, guaranties or other instruments were entered into in concert in one or a series of transactions): (i) entered into by the Company in connection with the provision of recourse credit in the form of revolving loans, term loans, letters of credit or other extensions of credit commonly provided under syndicated bank credit agreements to the Company or any of its Subsidiaries and (ii) under which the aggregate amount of credit extended (whether in the form of loans or commitments) to the Company or for which the Company is obligated as a guarantor or otherwise is $150,000,000 or more.

        “Priority Debt” shall mean (i) all Debt of the Company or any Subsidiary of the Company secured by a Lien (other than Debt secured only by Liens permitted under clauses (i) through (viii) of paragraph 6D hereof), and (ii) all Funded Debt of the Subsidiaries of the Company.

        “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

        “Prudential” shall have the meaning given in the address block of this Agreement.

        “Prudential Affiliate” shall mean any Affiliate of Prudential.

        “Purchasers” shall mean, with respect to the Series F Notes and the Series G Notes, the Initial Purchasers and, with respect to any Accepted Notes, the Prudential Affiliate(s) which are purchasing such Accepted Notes.

        “Related Party” shall mean (i) any Significant Stockholder, (ii) all persons to whom any Significant Stockholder is related by blood, adoption or marriage and (iii) all Affiliates of the foregoing Persons.

        “Request for Purchase” shall have the meaning specified in paragraph 2B(3).

        “Required Holder(s)” shall mean the holder or holders of at least a majority of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

        “Rescheduled Closing Day” shall have the meaning specified in paragraph 2B(7).

        “Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

        “Securities Act” shall mean the Securities Act of 1933, as amended.

        “Series” shall have the meaning specified in paragraph 1B.

        “Series F/G Closing Day” shall have the meaning specified in paragraph 2A.

        “Series F Note(s)” shall have the meaning specified in paragraph 1A(1).

        “Series G Note(s)” shall have the meaning specified in paragraph 1A(2).

        “Shelf Notes” shall have the meaning specified in paragraph 1B.

        “Significant Holder” shall mean (i) Prudential, (ii) each Purchaser, so long as such Purchaser or any of its Affiliates shall hold (or be committed under this Agreement to purchase) any Note, (iii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding, or (iv) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

        “Subsidiary” shall mean with respect to any Person any other Person greater than 50% of the total combined voting power of all classes of Voting Interests of which shall, at the time as of which any determination is being made, be owned by such first Person either directly or through other Subsidiaries of such first Person.

        “Transfer” shall have the meaning given in paragraph 6F hereof.

        “Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

        “Voting Interests” shall mean (a) with respect to any stock corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation or persons performing similar functions (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), and (b) with respect to the Company or any other entity, membership or other ownership interests in the Company or such other entity whose holders are entitled under ordinary circumstances to vote for the election of the directors of the Company or such other entity or persons performing similar functions (irrespective of whether at the time membership or other ownership interests of any other class or classes shall have or might have voting power by reasoning of the happening of any contingency).

        “Wholly-Owned Subsidiary” shall mean any Subsidiary of the Company all of the capital stock or other ownership interests of every class of which is, at the time as of which any determination is being made, owned by the Company either directly or through a wholly-owned Subsidiary.

     10C. Accounting Principles, Terms and Determinations. All references in this Agreement to “generally accepted accounting principles” shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B. Any reference herein to any specific law, statute, rule or regulation shall refer to such law, statute, rule or regulation as the same may be may be modified, amended or replaced from time to time.

     11. MISCELLANEOUS.

     11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Series F Note or Series G Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

     11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys’ fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser’s or any Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case and (iii) all costs and expenses, including, without limitation, reasonable attorneys’ fees, of obtaining a Private Placement Number from CUSIP Service Bureau of Standard and Poor’s Ratings Group with respect to the Notes. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

     11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and without the consent of any other holder of the Notes) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each prepayment of principal payable on each prepayment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the prepayment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any prepayment or prepayments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000 except as may be necessary to reflect any principal amount not evenly divisible by $100,000.

     11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid (i) the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

     11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series F Notes or the Series G Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 5500 Cenex Drive, Inver Grove Heights, Minnesota, 55077, Attention: Chief Financial Officer with a copy to the attention of the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address as determined above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

     11J. Payments Due on Nom-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

     11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11N. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS.

     11O. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

     11P. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     11Q. Binding Agreement. When this Agreement is executed and delivered by the Company, Prudential and the Initial Purchasers, it shall become a binding agreement between the Company, on one hand, and Prudential, on the other hand. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

Very truly yours,

CHS INC.

By:

Name:

Title:

The foregoing Agreement is hereby
accepted as of the date first above written.

THE PRUDENTIAL INVESTMENT

  MANAGEMENT, INC.

By:

Vice President

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By:

Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

RELIASTAR LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

MUTUAL OF OMAHA INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

INFORMATION SCHEDULE

Authorized Officers for Prudential

Allen A. Weaver	P. Scott von Fischer
Senior Managing Director	Managing Director
Prudential Capital Group	Prudential Capital Group
Two Prudential Plaza, Suite 5600	Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601	Chicago, Illinois 60601
Telephone: (312) 540-4211	Telephone: (312) 540-4225
Facsimile: (312) 540-4222	Facsimile: (312) 540-4222

Marie L. Fiormanti
Managing Director
Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601
Telephone: (312) 540-4233
Facsimile: (312) 540-4222

William Engelking	Julia Buthman
Senior Vice President	Senior Vice President
Prudential Capital Group	Prudential Capital Group
Two Prudential Plaza, Suite 5600	Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601	Chicago, Illinois 60601
Telephone: (312) 540-4214	Telephone: (312) 540-4237
Facsimile: (312) 540-4222	Facsimile: (312) 540-4222

Mathew Douglass	Tan Vu
Vice President	Vice President
Prudential Capital Group	Prudential Capital Group
Two Prudential Plaza, Suite 5600	Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601	Chicago, Illinois 60601
Telephone: (312) 540-5435	Telephone: (312) 540-5437
Facsimile: (312) 540-4222	Facsimile: (312) 540-4222

Managing Director
Central Credit
Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102
Telephone: (973) 802-6429
Facsimile: (973) 624-6432

Authorized Officers for Company

John Johnson
President and Chief Executive Officer
CHS Inc.
5500 Cenex Drive
Inver Grove Heights, MN 55077

Telephone: 651-355-3764
Facsimile: 651-355-6417

John Schmitz
Executive Vice President and Chief Financial Officer
CHS Inc.
5500 Cenex Drive
Inver Grove Heights, MN 55077

Telephone: 651-355-3778
Facsimile: 651-355-3743

PURCHASER SCHEDULE
Series F Notes

CHS INC.

	Aggregate
	Principal
	Amount of
	Series F Notes	Note
	to be Purchased	Denomination(s)
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$7,500,000	$7,500,00

(1)	All payments on account of Series F Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Account No.: 890-0304-391 The Bank of New York New York, NY (ABA No.: 021-000-018)

Each such wire transfer shall set forth the name of the Company, a reference to “4.08% Senior Notes due 2010, Security No.
!INV 10504!”, and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Ave. Chicago, IL 60601

Attention: Managing Director

1

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141 Facsimile: (800) 224-2278

(5)	Address for Delivery of Notes:

Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Ave. Chicago, IL 60601

Attention: Wiley S. Adams Telephone: (312) 540-4204

(6)	Tax Identification No.: 22-1211670

2

	Aggregate
	Principal
	Amount of
	Series F Notes	Note
	to be Purchased	Denomination(s)
ING LIFE INSURANCE AND ANNUITY COMPANY	$3,750,000	$3,750,000

(1)	All principal, interest and Yield-Maintenance payments on account of Series F Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York ABA No.: 021-000-018 BNF: 1OC566 Attention: P&I Department Reference: ING Life Insurance and Annuity Company; Account No. 216101

Each such wire transfer shall set forth the name of the Company, a reference to “4.08% Senior Notes due 2010”, and the due date and application (as among principal, interest and
Yield-Maintenance Amount) of the payment being made.

(2)	All payments, other than principal, interest or Yield-Maintenance, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York ABA No.: 021-000-018 BNF 1OC565 Reference: ING Life Insurance and Annuity Company; Account No. 216101

Each such wire transfer shall set forth the name of the Company, a reference to “4.08% Senior Notes due 2010”, and the due date and application (Type of Fee) of the payment being made.

(3)	Address for all notices relating to payments:

ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4943

Attention: Securities Accounting

Facsimile: (770) 690-4886

3

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. 4 Gateway Center, 100 Mulberry Street Newark, NJ 07102

Attention: Albert Trank, Managing Director

Telephone: (973) 802-8608 Facsimile: (973) 624-6432

(5)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 802-8107 Facsimile: (800) 224-2278

(6)	Address for Delivery of Notes:

(a)	Send Physical Security to:

Bank of New York 1 WaIl Street 3rd Floor, Free Received Dept. New York, NY 10286

Attention: Jerrick Smallwood Telephone: (212) 635-4652 Facsimile: (212) 635-8844

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (ING Life Insurance and Annuity Company; Account Number: 216101)

(b)	Send copy via overnight mail to:

Prudential Capital Group Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102

Attention: Trade Management, Manager Telephone: (973) 367-3141

(7)	Tax Identification No.: 71-0294708

4

	Aggregate
	Principal
	Amount of
	Series F Notes	Note
	to be Purchased	Denomination(s)
UNITED OF OMAHA LIFE INSURANCE COMPANY	$3,750,000	$3,750,000

(1)	All principal, interest and Yield-Maintenance payments on account of Series F Notes held by such purchaser shall be made by wire transfer of immediately available finds for credit to:

JPMorgan Chase Bank ABA No. 02 1-000-021 Private Income Processing

For credit to: United of Omaha Life Insurance Company Account No. 900-9000200 a/c: G09588

Each such wire transfer shall set forth the name of the Company, a reference to “4.08% Senior Notes due 2010”, and the due date and application
(as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	All payments, other than principal, interest or Yield-Maintenance on, account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank ABA No. 021-000-021 Account No. G09588 Account Name: United of Omaha Life Insurance Co.

Each such wire transfer shall set forth the name of the Company, a reference to “4.08% Senior Notes due 2010”, and the due date and application (Type of Fee) of the payment being made.

(3)	Address for all notices relating to payments:

JPMorgan Chase Bank 14201 Dallas Parkway - 13th Floor Dallas, TX 75254-2917

Attn: Income Processing - C. Ruiz a/c: G09588

5

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. 4 Gateway Center, 100 Mulberry Street Newark, NJ 07102

Attention: Albert Trank, Managing Director Telephone: (973) 802-8608 Facsimile: (973) 624-6432

(5)	Address for Delivery of Notes:

(a)	Send Physical Security to:

JP Morgan Chase North America Insurance - 5th Floor 3 Chase Metrotech Center Brooklyn, NY 11245

Attention: Patricia A. Radzicki Telephone: (718) 242-8475

Please include in the cover letter accompanying the
Notes a reference to the Purchaser’s account number (United of Omaha Life Insurance Company; Account Number: G09588).

(b)	Send copy via overnight mail to:

Prudential Capital Group Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102

Attention: Trade Management, Manager Telephone: (973) 367-3141

(6)	Tax Identification No.: 47-0322111

6

PURCHASER SCHEDULE
Series G Notes

CHS INC.

	Aggregate
	Principal
	Amount of
	Series G Notes	Note
	to be Purchased	Denomination(s)
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$7,500,000	$,7,500,000

(1)	All payments on account of Series G Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Account No.: 890-0304-391 The Bank of New York New York, NY (ABA No.: 021-000-018

Each such wire transfer shall set forth the name of the Company, a reference to “4.39% Senior Notes due 2011, Security No.
!INV 10511!”, and the due date and application (as among
principal, interest and Yield-Maintenance Amount) of the
payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Ave. Chicago, IL 60601

Attention: Managing Director

7

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141 Facsimile: (800) 224-2278

(5)	Address for Delivery of Notes:

Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Ave. Chicago, IL 60601

Attention: Wiley S. Adams Telephone: (312) 540-4204

(6)	Tax Identification No.: 22-1211670

8

	Aggregate
	Principal
	Amount of
	Series G Notes	Note
	to be Purchased	Denomination(s)
RELIASTAR LIFE INSURANCE COMPANY	$3,750,000	$,3,750,000

(1)	All principal, interest and Yield-Maintenance payments on account of Series G Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York ABA No.: 021-000-018 BNF: 1OC566/INST’L CUSTODY

Reference: ReliaStar Life Insurance Company; Account No. 187035

Each such wire transfer shall set forth the name of the Company, a reference to “4.39% Senior Notes due 2011, and the due
date and application (as among principal, interest and Yield-
Maintenance Amount) of the payment being made.

(2)	All payments, other than principal, interest or Yield- Maintenance, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York ABA No.: 021-000-018 BNF: IOC565/INST’L CUSTODY

Reference: ReliaStar Life Insurance Company; Account No.187035

Each such wire transfer shall set forth the name of the Company, a reference to “4.39% Senior Notes due 2011, and the due date and application (Type of Fee) of the payment being made.

(3)	Address for all notices relating to payments;

ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4943

Attention: Securities Accounting

Facsimile: (770) 690-4886

9

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. 4 Gateway Center, 100 Mulberry Street Newark, NJ 07102

Attention: Albert Trank, Managing Director

Telephone: (973 802-8608 Facsimile: (973) 624-6432

(5)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 802-8107 Facsimile: (800) 224-2278

(6)	Address for Delivery of Notes:

(a)	Send Physical Security to:

Bank of New York 1 Wall Street 3rd Floor, Free Received Dept. New York, NY 10286

Attention: Jerrick Smallwood Telephone: (212) 635-4652 Facsimile: (212) 635-8844

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number ([Account Name]; [Account Number]).

[Account Numbers:

Reliastar Life Insurance Company; Account Number: 187035

Reliastar Life Insurance Company Reinsurance Business Account; Account Number: 301612]

(b)	Send copy via overnight mail to: Prudential Capital Group Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102

Attention: Trade Management, Manager Telephone: (973)367-3141

(7)	Tax Identification No.: 41-0451140

10

	Aggregate
	Principal
	Amount of
	Series G Notes	Note
	to be Purchased	Denomination(s)
MUTUAL OF OMAHA INSURANCE COMPANY	$3,750,000	$,3,750,000

(1)	All principal, interest and Yield-Maintenance payments on account of Series G Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank ABA No.: 021-000-021 Private Income Processing

For credit to: Mutual of Omaha Insurance Company Account No. 900-9000200 a/c: G09587

Each such wire transfer shall set forth the name of the Company, a reference to “4.39% Senior Notes due 2011”, and the due date and application (as among principal interest and Yield-
Maintenance Amount) of the payment being made.

(2)	All payments, other than principal, interest or Yield- Maintenance, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank ABA No.: 021-000-021 Account No.: G09587 Account Name: Mutual of Omaha Insurance Co.

Each such wire transfer shall set forth the name of the Company, a reference to “4.39% Senior Notes due 2011”, and the due date and application (Type of Fee) of the payment being made.

(3)	Address for all notices relating to payments:

JP Morgan Chase Bank 14201 Dallas Parkway – 13th Floor Dallas, TX 75254-2917

Attention: Income Processing – G. Ruiz a/c: G09587

11

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. 4 Gateway Center, 100 Mulberry Street Newark, NJ 07102

Attention: Albert Trank, Managing Director

Telephone: (973) 802-8608 Facsimile: (973) 624-6432

(5)	Address for Delivery of Notes:

(a)	Send Physical Security to:

JP Morgan Chase North America Insurance – 5th Floor 3 Chase Metrotech Center Brooklyn, NY 11245

Attention: Patricia A. Radzicki Telephone: (718) 242-8475

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (United of Omaha Life Insurance Company; Account Number: G09588).

(b)	Send copy via overnight mail to:

Prudential Capital Group Gateway Center 4 100 Mulberry, 75h Floor Newark, NJ 07102

Attention: Trade Management, Manager Telephone: (973) 367-3141

(6)	Tax Identification No.: 47-0246511

12

EXHIBIT A-1

[FORM OF SERIES F NOTE]

CHS INC.

4.08% SERIES F SENIOR NOTE DUE APRIL 13, 2010

No.	[Date]
$	PPN

     FOR VALUE RECEIVED, the undersigned, CHS Inc., a nonstock agricultural cooperative corporation organized under the laws of the State of Minnesota formerly known as Cenex Harvest States Cooperatives (herein called the “Company”), hereby promises to pay to                    , or registered assigns, the principal sum of                     DOLLARS on April 13, 2010, with interest (computed on the basis of a 360-day year—30-day month) (a) on the unpaid balance thereof at the rate of 4.08% per annum from the date hereof, payable quarterly on the 13th day of July, October, January and April in each year, commencing with the July 13, October 13, January 13 or April 13 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.08% or (ii) 2.0% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate.

     Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Series F Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of April 13, 2004 (herein called the “Agreement”), among the Company, on one hand, and Prudential Investment Management, Inc., the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the

A-1-1

purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     This Note is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with the laws of such State.

CHS INC.

By:

Title:

A-1-2

EXHIBIT A-2

[FORM OF SERIES G NOTE]

CHS INC.

4.39% SERIES G SENIOR NOTE DUE APRIL 13, 2011

No.	[Date]
$	PPN

     FOR VALUE RECEIVED, the undersigned, CHS Inc., a nonstock agricultural cooperative corporation organized under the laws of the State of Minnesota formerly known as Cenex Harvest States Cooperatives (herein called the “Company”), hereby promises to pay to                    , or registered assigns, the principal sum of                     DOLLARS on April 13, 2011, with interest (computed on the basis of a 360-day year—30-day month) (a) on the unpaid balance thereof at the rate of 4.39% per annum from the date hereof, payable quarterly on the 13th day of July, October, January and April in each year, commencing with the July 13, October 13, January 13 or April 13 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.39% or (ii) 2.0% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate.

     Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Series G Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of April 13, 2004 (herein called the “Agreement”), among the Company, on one hand, and Prudential Investment Management, Inc., the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the

A-2-1

purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     This Note is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with the laws of such State.

CHS INC.

By:

Title:

A-2-2

EXHIBIT A-3

[FORM OF SHELF NOTE]

CHS INC.

SENIOR SERIES                     NOTE

No.
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

     FOR VALUE RECEIVED, the undersigned, CHS Inc. (herein called the “Company”), a nonstock agricultural cooperative corporation organized and existing under the laws of the State of Minnesota formerly known as Cenex Harvest States Cooperatives, hereby promises to pay to                    , or registered assigns, the principal sum of                     DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year—30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Bank of New York from time to time in New York City as its Prime Rate.

     Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of April 13, 2004 (herein called the “Agreement”), between the Company, on the one hand, and Prudential Investment Management, Inc., the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

A-3-1

     This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     This Note is intended to be performed in the State of Illinois and shall be construed and enforced in accordance with the laws and decisions of such State.

CHS INC.

By:

Title:

A-3-2

EXHIBIT B

[FORM OF DISBURSEMENT DIRECTION LETTER]

CHS INC.

[On Company Letterhead – place on one page]

[Date]

[Names and Addresses of
Initial Purchasers]

Re:	4.08% Series F Senior Notes due April 13, 2010 and 4.39% Series G Senior Notes due April 13, 2011 (collectively, the “Notes”)

Ladies and Gentlemen:

     Reference is made to that certain Note Purchase and Private Shelf Agreement (the “Note Agreement”), dated April 13, 2004, between CHS Inc. (the “Company”), Prudential Investment Management, Inc., and you. Capitalized terms used herein shall have the meanings assigned to such terms in the Note Agreement.

     You are hereby irrevocably authorized and directed to disburse the $30,000,000 purchase price of the Notes by wire transfer of immediately available funds to [bank name and address], ABA #                                        , for credit to the account of                                        , account no.                                        .

     Disbursement when so made shall constitute payment in full of the purchase price of the Notes and shall be without liability of any kind whatsoever to you.

Very truly yours,

CHS INC.

By:

Title:

B-1

EXHIBIT C

[FORM OF REQUEST FOR PURCHASE]

CHS INC.

     Reference is made to the Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of April 13, 2004, between CHS Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”), the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

     Pursuant to Paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:

1.	Aggregate principal amount of the Notes covered hereby the “Notes”) $ [1]

2.	Individual specifications of the Notes:

Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period

3.	Use of proceeds of the Notes:

4.	Proposed day for the closing of the purchase and sale of the Notes:

5.	The purchase price of the Notes is to be transferred to:

Name and Address and ABA Routing Number of Bank	Number of Account

[1] Minimum principal amount of $10,000,000.

C-1

6.	The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

7.	The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.

Dated:	CHS INC.

By:

Authorized Officer

C-2

EXHIBIT D

[FORM OF CONFIRMATION OF ACCEPTANCE]

CHS INC.

     Reference is made to the Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of April 13, 2004 between CHS Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”), the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

     The Prudential Affiliate which is named below as a Purchaser of Notes hereby confines the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph 11A of the Agreement.

     Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.	Accepted Notes: Aggregate principal amount $_______________

(A)	(a)	Name of Purchaser:

	(b)	Principal amount:

	(c)	Final maturity date:

	(d)	Principal prepayment dates and amounts:

	(e)	Interest rate:

	(f)	Interest payment period:

	(g)	Payment and notice instructions: As set forth on attached Purchaser Schedule

(B)	(a)	Name of Purchaser:

	(b)	Principal amount:

	(c)	Final maturity date:

	(d)	Principal prepayment dates and amounts:

	(e)	Interest rate:

	(f)	Interest payment period:

	(g)	Payment and notice instructions: As set forth on attached Purchaser Schedule

[(C), (D) same information as above.]

D-1

II.	Issuance Fee:

III.	Closing Day:

Dated:	CHS INC.

By:
Title:

[PRUDENTIAL AFFILIATE]

By:
Vice President

D-2

EXHIBIT E-1

[FORM OF OPINION OF COMPANY’S COUNSEL]

[Letterhead of General Counsel]

                   , 2004

The Prudential Insurance Company of America
[Pruco Life Insurance Company]
[U.S. Private Placement Fund]
c/o Prudential Capital Group
Two Prudential Plaza
Suite 5600
Chicago, Illinois 60601

Ladies and Gentlemen:

     I am general counsel of CHS Inc., a nonstock agricultural cooperative corporation formerly known as Cenex Harvest States Cooperatives (the “Company”), in connection with the Note Purchase and Private Shelf Agreement, dated as April 13, 2004 (the “Agreement”) between the Company, on one hand, and Prudential Investment Management, Inc., the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today its 4.08% Senior Series F Notes in the aggregate principal amount of $15,000,000 and 4.39% Senior Series G Notes in the aggregate principal amount of $15,000,000 (collectively, the “Notes”). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(iii) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, I have examined such certificates of public officials, certificates of officers of the Company and copies certified to my satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, I have also relied upon the representation made by you in paragraph 9A of the Agreement. For purposes of this opinion, I have assumed that you have all requisite power and authority and have taken all necessary action to execute and deliver the Agreement and to effect the transactions contemplated thereby.

     Based on the foregoing, it is my opinion that:

     1. The Company is a nonstock agricultural cooperative corporation duly organized and validly existing and in good standing under the laws of the State of Minnesota. The Company has the corporate power to carry on its business as now being conducted.

E-1-1

     2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation U, T or X of the Board of Governors of the Federal Reserve System.

     5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the Articles of Incorporation or by-laws of the Company, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or to our knowledge any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company is a party or otherwise subject.

     I am a member of the Bar of the State of Minnesota, and the opinions expressed herein are based upon and are limited exclusively to the laws of that state and the Federal laws of the United States of America. For purposes of the opinion given in paragraph 2, I have assumed with your permission that the laws of the State of Illinois are the same in all material respects as the laws of the State of Minnesota. The foregoing opinion is for the benefit of and may be relied upon only by you and Transferees permitted by the Agreement.

Very truly yours,

E-1-2

EXHIBIT E-2

[FORM OF OPINION OF COMPANY’S COUNSEL]

[Letterhead of General Counsel]

[Date of Closing]

[List Purchasers]
c/o Prudential Capital Group
Two Prudential Plaza
Suite 5600
Chicago, Illinois 60601

Ladies and Gentlemen:

     I am the general counsel of CHS Inc., a nonstock agricultural cooperative corporation organized under the laws of Minnesota formerly known as Cenex Harvest States Cooperatives (the “Company”), in connection with the Note Purchase and Private Shelf Agreement, dated as April 13, 2004 (the “Agreement”) between the Company, on the one hand, and Prudential Investment Management, Inc., the Initial Purchasers named in the Purchaser Schedule attached thereto and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today Senior Series              Notes of the Company in the aggregate principal amount of $             (the “Notes”). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(iii) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, I have examined such certificates of public officials, certificates of officers of the Company and copies certified to my satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, I have also relied upon the representation made by you in paragraph 9A of the Agreement. For purposes of this opinion, I have assumed that you have all requisite power and authority and have taken all necessary action to execute and deliver the Agreement and to effect the transactions contemplated thereby.

     Based on the foregoing, it is my opinion that:

E-2-1

     1. The Company is a nonstock agricultural cooperative corporation duly organized and validly existing and in good standing under the laws of the State of Minnesota. The Company has the corporate power to carry on its business as now being conducted.

     2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation U, T or X of the Board of Governors of the Federal Reserve System.

     5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the Articles of Incorporation or by-laws of the Company, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or to my knowledge any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company is a party or otherwise subject.

     I am a member of the Bar of the State of Minnesota, and the opinions expressed herein are based upon and are limited exclusively to the laws of that state and the Federal laws of the United States of America. For purposes of the opinion given in paragraph 2, I have assumed with your permission that the laws of the State of Illinois are the same in all material respects as the laws of the State of Minnesota. The foregoing opinion is for the benefit of and may be relied upon only by you and Transferees permitted by the Agreement.

Very truly yours,

E-2-2

SCHEDULE 6D

LIST OF EXISTING LIENS

SCHEDULE 8G

AGREEMENTS RESTRICTING DEBT

     The following loan agreements restrict the Company from incurring additional indebtedness. However, the indebtedness insured under the Note Purchase and Private Shelf Agreement is permitted to be incurred by the Company pursuant to exceptions as noted:

1.	Note Agreement to provide for $225,000,000 6.81% Series A Senior Notes due June 19, 2013 dated June 19, 1998. Exception provided by section 6B(iv).

2.	$200,000,000 Term Loan Agreement dated June 1, 1998. Exception provided by section 10.1(g).

3.	Note Purchase and Private Shelf Agreement for $25,000,000 7.90% Series B Senior Notes due January 10, 2001 and $55,000,000 Private Shelf Facility dated as of January 10, 2001. Exceptions provided by sections 6B(2) and 6B(3).

4.	Note Purchase Agreement dated as of October 18, 2002 for $115,000,000 4.96% Series D Notes due October 18, 2012 and $60,000,000 5.60% Series E Senior Notes due October 18, 2017. Exceptions provided by sections 10.3 and 10.4.

5.	$600,000,000 364-day Revolving Loan and $100,000,000 3-year Revolving Loan Agreement dated May 21, 2003. Exception provided by section 13.1(g).